Exhibit 10.1

EXECUTION VERSION

STOCKHOLDER’S AGREEMENT

by and among

SABINE INVESTOR HOLDINGS LLC,

FOREST OIL CORPORATION

AND

NEW FOREST OIL INC.

DATED AS OF MAY 5, 2014

i

This STOCKHOLDER’S AGREEMENT (this “Agreement”) is made as of May 5, 2014, by and among Sabine Investor Holdings LLC, a Delaware limited liability company (the “Stockholder”), Forest Oil Corporation, a New York corporation (“Forest”), and New Forest Oil Inc., a Delaware corporation (which will be renamed “Sabine Oil & Gas Corporation” at the Effective Time) (the “Company” and, together with Forest, the “Forest Parties”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among the Stockholder, Sabine Oil & Gas Holdings LLC (“Sabine Holdings”), Sabine Oil & Gas Holdings II LLC, Sabine Oil & Gas LLC, Forest, the Company and Forest Oil Merger Sub Inc. (“Merger Sub”).

R E C I T A L S

WHEREAS, pursuant to the Merger Agreement, (a) Merger Sub shall be merged with and into Forest, with Forest surviving as a wholly owned Subsidiary of the Company (the “Merger”), and (b) concurrently with the consummation of the Merger, the Stockholder shall contribute to the Company its limited liability company interests in Sabine Holdings and the Contributed Stock Interests, as a result of which Sabine Holdings shall become a wholly owned Subsidiary of the Company; and

WHEREAS, the Company and the Stockholder desire to establish in this Agreement certain rights and obligations in respect of the shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings indicated below:

“Affiliate” shall mean with respect to any Person, a Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person; provided, that, for purposes of this Agreement, neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of the Stockholder or any of its Affiliates.

“Affiliated Directors” shall mean Directors who are also officers, employees, directors or Affiliates of the Stockholder or any of its Affiliates.

“Agreement” shall have the meaning set forth in the Preamble.

“Beneficially Own” shall mean, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation).

“Board” shall mean, as of any date, the Board of Directors of the Company in office on that date.

“Chosen Courts” shall have the meaning set forth in Section 4.6(a).

“Company” shall have the meaning set forth in the Preamble.

“Company Common Stock” shall have the meaning set forth in the Recitals.

“Control” shall mean the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, voting equity, limited liability company interests, general partner interests, or voting interests, by contract or otherwise.

“Director” shall mean any member of the Board.

“Encumbrance” shall mean any lien, pledge, charge, claim, encumbrance, hypothecation, security interest, option, lease, license, mortgage, easement or other restriction or third-party right of any kind, including any right of first refusal, tag-along or drag-along rights or restriction on voting, transferring, lending, disposing or assigning, in each case other than pursuant to this Agreement.

“Forest” shall have the meaning set forth in the Preamble.

“Forest Parties” shall have the meaning set forth in the Preamble.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Agreement” shall have the meaning set forth in the Preamble.

“Merger Sub” shall have the meaning set forth in the Preamble.

“Non-Stockholder Directors” shall mean all Directors who are not Stockholder Designees.

“Sabine Holdings” shall have the meaning set forth in the Preamble.

“Stockholder” shall have the meaning set forth in the Preamble.

“Stockholder Designees” shall have the meaning set forth in Section 3.2(a); provided, that, for clarity, the Stockholder Designees as of the date of this Agreement are Michael G. France, Alex T. Krueger and Brooks Shughart.

“Transfer” shall mean any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), Encumbrance or other disposition to any Person, including those by way of distribution, dividend, spin-off, hedging or derivative transactions or otherwise.“Transferee” shall have the meaning set forth in Article IV.

“Votes” shall mean the number of votes entitled to be cast generally in the election of Directors.

“Voting Percentage” of a Person shall mean, as of any date of determination, the ratio, expressed as a percentage, of (i) the Votes entitled to be cast by the holders of the Voting Securities Beneficially Owned by such Person as of such date to (ii) the aggregate Votes entitled to be cast by all holders of the then-outstanding Voting Securities as of such date.

“Voting Securities” shall mean, together, (i) the Company Common Stock and (ii) any class of capital stock or other securities of the Company (other than the Company Common Stock) that are entitled to vote generally in the election of Directors.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company represents and warrants to the Stockholder that:

(a) Each of the Forest Parties is an entity duly organized, validly existing and in good standing under the laws of its state of incorporation or organization.

(b) Each of the Forest Parties has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by each Forest Party of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by such Forest Party and no other corporate proceedings on the part of such Forest Party is necessary to authorize this Agreement.

(c) This Agreement has been duly executed and delivered by such Forest Party and, assuming the due authorization, execution and delivery by the Stockholder of this Agreement, constitutes the valid and binding agreement of such Forest Party, enforceable against such Forest Party in accordance with its terms, except as such enforceability may be limited by Creditors’ Rights.

(d) The execution and delivery of this Agreement by the Forest Parties and the performance of their obligations hereunder does not and will not: (i) result in any breach of any provision of the organizational documents of any Forest Entity; (ii) constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time, or both) under any of the terms, conditions or provisions of any Contract to which any Forest Entity is a party or by which any property or asset of any Forest Entity is bound or affected; (iii) violate any Law to which any Forest Entity is subject or by which any Forest Entity’s properties or assets is bound; or (iv) constitute (with or without the giving of notice or the passage of time, or both) an event which would result in the creation of any Encumbrance (other than Permitted Encumbrances) on any asset of any Forest Entity, except, in the case of clauses (ii), (iii) and (iv), for such defaults or rights of termination, cancellation, amendment, acceleration, violations or Encumbrances that would not, individually or in the aggregate, reasonably be likely to impair in any material respect the ability of the Forest Parties to perform their obligations under this Agreement.

Section 2.2 Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Forest Entities that:

(a) The Stockholder is an entity duly organized, validly existing and in good standing under the laws of its state of formation or organization.

(b) The Stockholder has the requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Stockholder of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by the Stockholder and no other limited liability company proceedings on the part of the Stockholder are necessary to authorize this Agreement.

(c) This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the Forest Parties, constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by Creditors’ Rights.

(d) The execution and delivery of this Agreement by the Stockholder and the performance of its obligations hereunder does not and will not: (i) result in any breach of any provision of the organizational documents of the Stockholder; (ii) constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time, or both) under any of the terms, conditions or provisions of any Contract to which the Stockholder is a party or by which any property or asset of the Stockholder is bound or affected; (iii) violate any Law to which Stockholder is subject or by which any of its properties or assets is bound; or (iv) constitute (with or without the giving of notice or the passage of time, or both) an event which would result in the creation of any Encumbrance (other than Permitted Encumbrances) on any asset of any Forest Entity, except, in the case of clauses (ii), (iii) and (iv), for such defaults or rights of termination, cancellation, amendment, acceleration, violations or Encumbrances that would not, individually or in the aggregate, reasonably be likely to impair in any material respect the ability of the Stockholder to perform its obligations under this Agreement.

ARTICLE III

CORPORATE GOVERNANCE

Section 3.1 Board. The Board as of immediately after the Effective Time shall be designated in accordance with Section 1.4(a) of the Merger Agreement.

Section 3.2 Board Representation by Stockholder. At all times when the Stockholder’s Voting Percentage is fifteen percent (15%) or more:

(a) The Stockholder shall have the right to designate a number of individuals to be nominees for election to the Board (“Stockholder Designees”) equal to the Stockholder’s Voting Percentage multiplied by the total number of Directors that the Company would have if there were no vacancies, rounded to the nearest whole number (and in any event not less than one), and the Company and the Stockholder shall use their reasonable best efforts to cause such Stockholder Designees to be elected to the Board; provided, however, that Stockholder may elect to designate fewer than the full number of Stockholder Designees it has a right to designate under this Section 3.2(a), in which case the individuals so designated shall be the Stockholder Designees under this Agreement; and provided further, that the number of Directors who are Affiliated Directors shall not in any event exceed a number equal to the Stockholder’s Voting Percentage multiplied by the total number of Directors that the Company would have if there were no vacancies, rounded to the nearest whole number greater than zero. If at any time the Stockholder’s Voting Percentage is less than fifteen percent (15%), the contractual rights of the Stockholder to designate one or more Stockholder Designees pursuant to this Article III shall forever terminate.

(b) No Person may qualify as a Stockholder Designee if such Person would be prohibited or disqualified from serving as a Director pursuant to any rule or regulation of the SEC, the NYSE or any other or additional exchange on which securities of the Company are listed or by applicable Law. The Stockholder shall, and shall cause the Stockholder Designees to, timely provide the Company with accurate and complete information relating to the Stockholder and the Stockholder Designees that may be required to be disclosed by the Company under the Securities Act or the Exchange Act, including such information required to be furnished by the Company with respect to the Stockholder Designees in a proxy statement pursuant to Rule 14a-101 promulgated under the Exchange Act, and the nationality of such Stockholder Designee. In addition, at the Company’s request, the Stockholder shall cause the Stockholder Designees to complete and execute the Company’s director and officer questionnaire prior to being elected to the Board or standing for reelection at an annual meeting of stockholders or at such other time as may be reasonably requested by the Company.

(c) With respect to each meeting of stockholders of the Company at which Directors are to be elected, the Company shall provide the Stockholder with notice of such meeting not less than one hundred and twenty (120) days prior to the date thereof requesting designation of the Stockholder Designees, and the Stockholder shall provide the Company with written notice of the names (together with all other information requested by the Company pursuant to Section 3.2(b)) of the Stockholder Designees to be nominated for election at such meeting not more than thirty (30) days following the delivery of such notice. If the Stockholder shall fail to timely provide the Company with the names of that number of Stockholder Designees equal to the number of Stockholder Designees the Stockholder is entitled to designate pursuant to this Article III, then the Nominating and Corporate Governance Committee of the Board may select alternative nominees for such positions. If any Stockholder Designee is not qualified, available or eligible to stand for election, then the Stockholder may name an acceptable and available replacement Stockholder Designee and any such Stockholder Designee will be included as a nominee for election at such meeting if written notice of the name of such Stockholder Designee is provided to the Company within a reasonable period of time prior to the mailing of the proxy statement for such meeting. The Company shall cause the Stockholder Designees to be included in the slate of Directors approved and recommended by the Board for election at such meeting and shall use its reasonable best efforts to cause the election of each such Stockholder Designee, including soliciting proxies in favor of the election of such Stockholder Designees at such meeting.

(d) Upon the resignation, retirement, death or other removal (with or without cause) from office of any Stockholder Designee serving as a Director at a time when the Stockholder has the right under this Section 3.2 to designate a replacement Stockholder Designee, (i) the Stockholder shall be entitled promptly to designate a replacement Stockholder Designee and (ii) the Company shall cause the prompt appointment or election of such replacement Stockholder Designee as a Director.

Section 3.3 Remainder of Board. During the period specified in Section 3.2, for all persons other than the Stockholder Designees to be elected as Directors to the Board, the Stockholder will vote its shares of Company Common Stock in accordance with the recommendation of the Nominating and Corporate Governance Committee of the Board, with such recommendation to be made by all of the members of the Nominating and Corporate Governance Committee who are Non-Stockholder Directors.

ARTICLE IV

TRANSFERS OF COMPANY COMMON STOCK

Prior to the three-month anniversary of the Effective Time, the Stockholder shall not Transfer to any Person (“Transferee”) (a) any shares of Company Common Stock, (b) any other securities issued by the Company or any of its Subsidiaries that derive their value from any Voting Securities or (c) any rights, options or other derivative securities or contracts or instruments to acquire such ownership that derive their value from such securities, except for Transfers (i) approved by a majority of the Directors, which majority includes a majority of the Non-Stockholder Directors, (ii) in connection with any transaction (including any merger or other consolidation or reorganization, tender or exchange offer, or any other similar transaction) generally available to all holders of outstanding Company Common Stock, or to which shares of Company Common Stock are subject, on terms at least as favorable to such holders of Company Common Stock as those on which the Stockholder participates in such transaction, (iii) to the Stockholder’s Affiliates, or (iv) by means of distributions to the Stockholder’s partners or members, provided, however, that in the case of clauses (iii) and (iv), the Transfer shall only be permissible if the Company, the Stockholder and the Transferee enter into a written agreement pursuant to which the Transferee agrees, effective as of the consummation of such Transfer, to be bound by the terms of this Agreement as if it were the Stockholder (it being understood that such agreement shall not affect Stockholder’s obligations and liabilities under this Agreement).

ARTICLE V

MISCELLANEOUS

Section 5.1 Injunctive Relief. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the other party shall, in addition to any other rights or remedies which it may have, be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by Law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

Section 5.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns. Neither party may directly or indirectly assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other party. Any purported direct or indirect assignment in violation of this Section 5.2 shall be null and void ab initio.

Section 5.3 Amendments; Waiver. No amendment, modification or discharge of this Agreement, and no waiver hereunder, and no extension of time for the performance of any of the obligations hereunder, shall be valid or binding unless set forth in writing and duly executed by (a) the Company where enforcement of the amendment, modification, discharge, waiver or extension is sought against the Company or (b) the Stockholder where enforcement of the amendment, modification, discharge, waiver or extension is sought against the Stockholder. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by the Company or the Stockholder of a breach of, or a default under, any of the provisions hereof, or to exercise any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. Except as expressly provided in this Agreement, the rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

Section 5.4 Termination.

(a) Except as otherwise provided in this Agreement, this Agreement shall terminate if the Effective Time has not occurred and the Merger Agreement is terminated in accordance with its terms.

(b) This Agreement shall automatically terminate at any time following the Effective Time at which the Stockholder’s Voting Percentage falls below fifteen percent (15%).

Section 5.5 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested and postage prepaid, or by facsimile (providing confirmation of such facsimile transmission):

if to the Stockholder, to:

Sabine Investor Holdings LLC

1415 Louisiana Street

Suite 1600

Houston, Texas 77002

Telephone: (832) 242-9600

Facsimile: (713) 581-7041

Attention: General Counsel

with a copy to (which shall not constitute notice):

Vinson & Elkins LLP

1001 Fannin, Suite 2500

Houston, Texas 77007

Telephone: (713) 758-3613

Facsimile: (713) 615-5725

Attention: Douglas E. McWilliams and Matthew R. Pacey

if to the Company after the Effective Time:

Sabine Oil & Gas Corporation

1415 Louisiana Street

Suite 1600

Houston, Texas 77002

Telephone: (832) 242-9600

Facsimile: (713) 581-7041

Attention: General Counsel

with a copy to (which shall not constitute notice):

Vinson & Elkins LLP

1001 Fannin, Suite 2500

Houston, Texas 77007

Telephone: (713) 758-3613

Facsimile: (713) 615-5725

Attention: Douglas E. McWilliams and Matthew R. Pacey

if to the Company prior to the Effective Time:

New Forest Oil Inc.

707 17th Street

Suite 3600

Denver, Colorado 80202

Telephone: (303) 812-1461

Facsimile: (303) 812-1445

Attention: General Counsel

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

Telephone: (212) 403-1343

Facsimile: (212) 403-2343

Attention: Mark Gordon and David K. Lam

if to Forest, to:

Forest Oil Corporation

707 17th Street

Suite 3600

Denver, Colorado 80202

Telephone: (303) 812-1461

Facsimile: (303) 812-1445

Attention: General Counsel

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

Telephone: (212) 403-1343

Facsimile: (212) 403-2343

Attention: Mark Gordon and David K. Lam

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 5.6 Governing Law; Jurisdiction; Forum; Waiver of Trial by Jury.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THEREOF. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of, or related to, this Agreement or the Transactions, exclusively in the Delaware Court of Chancery, New Castle County, or solely if that court does not have jurisdiction, a federal court sitting in the State of Delaware (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the Transactions (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, and (d) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 5.5.

(b) EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.

Section 5.7 Actions of the Company. The Non-Stockholder Directors shall be entitled to require the Company to enforce any and all rights of the Company under this Agreement, and any amendment, modification, discharge or waiver of this Agreement by the Company shall only be valid if approved by a majority of the Non-Stockholder Directors.

Section 5.8 Interpretation.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Article, Section, Schedule, Exhibit or Annex, such reference shall be to an Article of, a Section of, a Schedule to, an Exhibit to or Annex to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b) Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars, “$” refers to United States dollars and all payments hereunder shall be made in United States dollars by wire transfer in immediately available funds to such account as shall have been specified in writing by the recipient thereof.

(c) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 5.9 Entire Agreement; No Other Representations. This Agreement and the Merger Agreement constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.

Section 5.10 No Third-Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 5.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the intent and purpose of this Agreement are fulfilled to the extent possible.

Section 5.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

SABINE INVESTOR HOLDINGS LLC

By:	/s/ David Sambrooks
David Sambrooks
Chief Executive Officer

FOREST OIL CORPORATION

By:	/s/ Patrick R. McDonald
Patrick R. McDonald
President

NEW FOREST OIL INC.

By:	/s/ Victor A. Wind
Victor A. Wind
President

[Signature Page to Stockholder’s Agreement]